EXHIBIT E

DEALER MANAGERS AGREEMENT

July 27, 2006

Citigroup Global Markets Inc.

388 Greenwich St.

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

1. Invitation. The Federative Republic of Brazil (“Brazil”) plans to make an invitation (the “Invitation”) to owners of Old Bonds (as defined below) to submit offers to exchange 12.75% U.S. Dollar-Denominated Global Bonds due 2020, 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B, 10 1/8% U.S. Dollar-Denominated Unsecured Global Bonds due 2027, and 12 1/4% U.S. Dollar-Denominated Global Bonds due 2030 (the “Old Bonds”) in a reverse modified Dutch auction for 7.125% Global Bonds due 2037 (the “2037 Global Bonds”), on the terms and subject to the conditions set forth in the Prospectus Supplement (as defined herein). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Prospectus Supplement.

2. Appointment as Joint Dealer Managers. Brazil hereby appoints each of you as exclusive Joint Dealer Managers (the “Joint Dealer Managers”), and authorizes each of you to act as such on its behalf, in accordance with this Agreement and the Invitation including pursuant to your obligations as Joint Dealer Manager set forth in this Section 2 and Section 5 hereof. You agree to (i) use your reasonable best efforts to solicit exchange offers pursuant to the Invitation, (ii) communicate with brokers, dealers, commercial banks, trust companies and other persons, including the holders of the Old Bonds, with respect to the Invitation, and (iii) perform the duties ascribed to you in the Invitation Materials (as defined in Section 4 hereof). Brazil hereby acknowledges and agrees that the Joint Dealer Managers are acting solely in the capacity of an arm’s length contractual counterparty to Brazil in connection with the 2037 Global Bonds to be issued pursuant to the Invitation (including in connection with determining the terms of the Invitation) and not as a financial advisor or a fiduciary to, or an agent of, Brazil or any other person. Additionally, neither Joint Dealer Manager is advising Brazil or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Brazil shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Joint Dealer Managers shall have no responsibility or liability to Brazil with respect thereto. Any review by the Joint Dealer Managers of Brazil, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Joint Dealer Managers and shall not be on behalf of Brazil.

3. No Liability for Acts of Dealers, Commercial Banks and Trust Companies. Neither the Joint Dealer Managers nor any of their affiliates, nor any partners, officers, directors, agents, employees or controlling persons (if any) of the Joint Dealer Managers or any of their affiliates shall have any liability (in tort, contract or otherwise) to Brazil or any other person asserting claims on behalf of or in right of Brazil for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than the Joint Dealer Managers) or any commercial bank or trust company that solicits exchange offers. Further, neither the Joint Dealer Managers nor any of their affiliates, nor any partners, officers, directors, agents, employees or controlling persons (if any) of the Joint Dealer Managers or any of their affiliates shall have any liability (in tort, contract or otherwise) to Brazil or any other person asserting claims on behalf of or in right of Brazil for any losses, claims, damages, expenses or liabilities arising in connection with or as a result of either your engagement or any matter referred to in this Agreement except for any such losses, claims, damages, expenses or liabilities incurred by Brazil or any other person asserting claims on behalf of or in right of Brazil that result from such Joint Dealer Manager’s own bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining exchange offers, you, as Joint Dealer Managers, shall act as independent contractors, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of Brazil, and you, as Joint Dealer Managers, are not to be deemed the agent of each other, Brazil, any Dealer, commercial bank or trust company or any other person. It is understood that nothing in this Agreement nor the nature of your services shall be deemed to create a fiduciary duty or agency relationship between you and Brazil. Brazil shall have sole and absolute authority for the acceptance or rejection of any and all exchange offers.

4. The Invitation Materials.

(a) In connection with the Invitation, Brazil authorizes you to reproduce and distribute, as you may deem necessary or advisable, the Prospectus Supplement, the Basic Prospectus (each as defined below), any “issuer free writing prospectus” as defined in Rule 433 under the Act (as defined herein) used in connection with the Invitation (an “Issuer Free Writing Prospectus”), newspaper advertisements, and announcements to potential participants and press releases pursuant to Rule 134 under the Act relating to the Invitation (collectively, including any amendments or supplements thereto provided by or on behalf of Brazil in accordance with this Agreement, the “Invitation Materials”), and any permitted Free Writing Prospectus specified in Section 4(b) hereof, for use by you in connection with the Invitation. Brazil further agrees to cause to be furnished to you (in New York City) with as many copies as you may reasonably request of the Invitation Materials. Brazil and you expressly agree that all duly competed exchange offers shall be transmitted electronically pursuant to the procedures described in the Prospectus Supplement. Brazil shall cause to be mailed to each registered holder of any Old Bond as soon as practicable, upon its request therefor, a reasonable number of copies of the Prospectus Supplement and other relevant Invitation Materials. Thereafter, to the extent practicable until the Expiration Date, Brazil shall use its best efforts to cause copies of such Invitation Materials to be mailed to each person who becomes a holder of record of any Old Bond upon its request therefor.

(b) Brazil shall not amend or supplement any of the Invitation Materials, or prepare or approve any other offering material for use in connection with the Invitation, without your consent, which consent shall not be unreasonably withheld. Except for any Free Writing Prospectus (as defined by Rule 405 under the Act) containing customary information and prepared by the Joint Dealer Managers for use by the Joint Dealer Managers on Bloomberg screens or similar communications and which is not (i) an Issuer Free Writing Prospectus or (ii) a Free Writing Prospectus containing “Issuer information” (as defined by Rule 433(h)(2) under the Act), you shall not prepare or approve any other press releases or other offering material (other than material prepared solely for the internal use of a Joint Dealer Manager) or external offering materials for use in connection with the Invitation without Brazil’s consent, which consent shall not be unreasonably withheld. Brazil agrees that until the earlier of (i) the termination of the Global Bond Offering and (ii) the settlement of the Global Bond Offering, a reasonable time prior to using or filing with the U.S. Securities and Exchange Commission (the “Commission”) or with any other Federal or other governmental agency, authority or instrumentality, domestic or foreign (each an “Agency”), any Invitation Materials (whether preliminary or otherwise), or a Form 18-K (as defined in Section 9(a) hereof), Brazil will submit copies of such material to you for your approval, which approval shall not be unreasonably withheld.

(c) Brazil will advise you promptly of (i) the occurrence of any event which could cause Brazil to withdraw, rescind, terminate, or modify the Invitation or would permit Brazil to exercise any right not to exchange the Old Bonds tendered pursuant to the Invitation or not to issue the 2037 Global Bonds, (ii) any requirement to amend or supplement any of the Invitation Materials, (iii) its receipt of any communication, comment or order of the Commission or of the securities exchange commission or a regulatory authority of any jurisdiction in connection with the Invitation (and, if in writing, will furnish you a copy thereof), (iv) its receipt of notice relating to any litigation or administrative or governmental action with respect to the Invitation, and (v) any other information relating to the Invitation which you may from time to time reasonably request in the performance of your duties hereunder. Brazil shall have complete authority to, and in its discretion may, terminate the Invitation at any time on or prior to the close of business on the business day following the Expiration Date; provided that once Brazil announces its acceptance of exchange offers as set forth in the Prospectus Supplement, Brazil’s acceptance will be irrevocable, subject to satisfaction of the conditions in the Prospectus Supplement. You will promptly inform Brazil of any litigation or administrative or governmental action with respect to the Invitation of which you become aware.

(d) Brazil agrees (i) to prepare one or more Prospectus Supplements in a form approved by you and to timely file any such Prospectus Supplement with the Commission pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended (the “Act”); to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, Prospectus Supplement or Free Writing Prospectus (as defined by Rule 405 under the Act), of the suspension of the qualification of the 2037 Global Bonds for offer or sale in any jurisdiction in the United States or any jurisdiction identified in Annex III to this Agreement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus, any Prospectus Supplement or Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus, Prospectus Supplement or Free Writing Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order and (ii) promptly from time to time during and following the Expiration Date of the Invitation, to take such action as you may reasonably request to qualify the Invitation and the 2037 Global Bonds for offer and sale under the securities laws of such jurisdictions in the United States of America as you may reasonably request and to comply with such laws so as to permit the continuance of the Invitation and sales and dealings in the 2037

Global Bonds in such jurisdictions for as long as may be necessary to complete the Invitation and the distribution of the 2037 Global Bonds, provided that in connection therewith Brazil shall not be required to file a general consent to service of process in any jurisdiction. With respect to the jurisdictions identified in Annex III to this Agreement, each of Brazil and you shall take actions reasonably available to it or you, respectively, to permit the continuance of the Invitation and the distribution of the 2037 Global Bonds on the terms and conditions contemplated by the document dated the date hereof captioned “Foreign Jurisdiction Investment Restrictions,” provided that if either Brazil or you believe that the cost or burden of any such actions make them unreasonable, you and Brazil shall consult in good faith with a view to restructuring the conduct of the Invitation and the distribution of the 2037 Global Bonds in such jurisdiction in such a way that permits, to the extent possible, the continuance of the Invitation and the distribution of the 2037 Global Bonds in such jurisdictions.

(e) Brazil agrees, if the delivery of a prospectus is required under the Act (including any of the rules promulgated by the Commission thereunder) or by any applicable law at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with exchange offers and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or any applicable law, to notify you and upon your request to prepare and furnish without charge to the Joint Dealer Managers and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Joint Dealer Managers are required to deliver a prospectus in connection with sales of any of the 2037 Global Bonds at any time nine months or more after the time of issue of the Prospectus, upon the request but at the expense of the Joint Dealer Managers, to prepare and deliver to the Joint Dealer Managers as many copies as they may request of an amended or supplemented Prospectus, as the case may be, complying with Section 10(a)(3) of the Act.

5. Participation by Joint Dealer Managers and No Participation by Brazil. Brazil and you agree to the matters described in the Prospectus Supplement under the caption “Terms of the Invitation—Participation by the Joint Dealer Managers” and under the caption “Terms of the Invitation—No Participation by Brazil.”

6. Compensation. Brazil agrees to pay you as compensation for your services as Joint Dealer Managers and for your advisory services in structuring and arranging the transaction contemplated hereby an amount equal to (i) 0.27% of the aggregate principal amount of 2037 Global Bonds issued pursuant to the Invitation (such amount, the “Issued Amount”). Such fees shall be payable in U.S. dollars, on the settlement date for the Invitation (the “Settlement Date”), in immediately available funds, to an account or accounts in New York City designated by the Joint Dealer Managers no less than two days prior to such Settlement Date and free and clear of any and all withholding or other similar taxes imposed by Brazil and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld, assessed by or within Brazil or any authority therein or thereof having power to tax; if any such taxes are payable, the fees payable hereunder shall be increased so that the amount paid shall be equal to the amount that would have been payable had such taxes not been applicable.

7. Expenses. Brazil and you agree to pay and/or reimburse each other for costs and expenses incurred in connection with the transactions contemplated hereby to the extent and as set forth in Schedule I hereto; provided, however, that this sentence shall in no way affect Brazil’s and your obligations as set forth in Section 12 of this Agreement. All payments to be made pursuant to this Section 7 for the reimbursement of expenses shall be payable promptly after an itemized invoice specifying the expenses to be reimbursed has been received by the party making such reimbursement. The parties shall perform their respective obligations set forth in this Section 7 regardless of whether or not the Invitation is commenced, Brazil terminates the Invitation prior to the business day following the Expiration Date, Brazil issues any 2037 Global Bonds pursuant to the Invitation or whether a Joint Dealer Manager withdraws pursuant to Section 11 hereof.

8. Exchange Agent and Luxembourg Exchange Agent; Information Agent; Securityholder Lists.

(a) Brazil will appoint both Deutsche Bank Trust Company Americas and Deutsche Bank AG London to serve as exchange agent in connection with the Invitation (the “Exchange Agent”) and Deutsche Bank Luxembourg, S.A. to serve as Luxembourg exchange agent in connection with the Invitation (the “Luxembourg Exchange Agent”), pursuant to an exchange agent and Luxembourg exchange agent agreement to be dated the date hereof, among Brazil, the Exchange Agent and the Luxembourg Exchange Agent (the “Exchange Agency Agreement”). Brazil will appoint Global Bondholder Services Corporation to serve as information agent in connection with the Invitation (the “Information Agent”), pursuant to an information agent agreement (the “Information Agency Agreement”). You are authorized to communicate directly with the Exchange Agent, the Luxembourg Exchange Agent and the Information Agent (and any other information agent, or other agent designated or retained by Brazil) with respect to matters relating to the Invitation.

(b) Brazil agrees to cause to be furnished to you, to the extent the same is available to Brazil, cards or lists or copies thereof showing the names and addresses of, and principal amount of Old Bonds held by, the registered or beneficial owners of the Old Bonds as of a recent date. Brazil shall include a provision in the Exchange Agency Agreement authorizing the Exchange Agent and the Luxembourg Exchange Agent to inform designated contact persons at each of the Joint Dealer Managers during each business day during the Invitation of exchange offers received pursuant to the Invitation and such other information as you may reasonably require in connection with your services hereunder. You agree to use such information only in connection with the Invitation and not to furnish such information to any other person except in connection with the Invitation.

9. Representations, Warranties and Covenants of Brazil. Brazil represents and warrants and covenants to each of you that:

(a) Brazil meets the requirements for use of Schedule B under the Act, is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 and has filed with the Commission a registration statement on Schedule B (File No. 333-129000) relating to debt securities and warrants, including the 2037 Global Bonds (together, the “Debt

Securities”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you or your counsel (excluding exhibits to such registration statements), have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission (other than documents incorporated therein by reference and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The prospectus supplement dated July 27, 2006 relating to the Invitation filed with the Commission pursuant to Rule 424 under the Act is hereinafter called the “Prospectus Supplement”; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the basic prospectus relating to the Debt Securities contained in the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; such Basic Prospectus, as supplemented by the Prospectus Supplement, is herein called the “Prospectus”; any reference to either the Prospectus Supplement or the Basic Prospectus as amended or supplemented shall be deemed to refer as appropriate, to either the Prospectus Supplement or the Basic Prospectus as amended or supplemented in relation to the Invitation in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act; any reference herein to the Prospectus Supplement, the Basic Prospectus or the Time of Sale Information (as defined below) shall be deemed to refer to and include any documents incorporated by reference therein as of the respective dates of the Prospectus Supplement, the Basic Prospectus or the Time of Sale Information, and any reference to any amendment or supplement to the Prospectus Supplement or the Basic Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed on or after the date of the Prospectus Supplement or the Basic Prospectus, as the case may be, under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus Supplement, the Basic Prospectus or the Time of Sale Information, as the case may be.

(b) The Registration Statement, the Prospectus Supplement and the Basic Prospectus conform, and any further amendments or supplements to the Registration Statement, the Prospectus Supplement or the Basic Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the effective date of the Registration Statement, and will not, as of the applicable date of any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and the Basic Prospectus, as amended or supplemented with respect to the Invitation as of the applicable filing date thereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by you expressly for use in the Prospectus as amended or supplemented with respect to the Invitation.

(c) For purposes hereof, the “Time of Sale” is the time at which exchange offers submitted pursuant to the Invitation become irrevocable on the expiration date which unless extended or earlier terminated by Brazil shall be 3:00 P.M., New York City time, on August 2, 2006. The Prospectus, together with each Issuer Free Writing Prospectus listed on Annex IV hereto and any additional Issuer Free Writing Prospectuses used prior to the Time of Sale pursuant to Section 10 hereof, as of the Time of Sale (collectively, the “Time of Sale Information”), will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by you expressly for use therein. Each such Issuer Free Writing Prospectus did not, or will not, conflict with the information contained in the Registration Statement or the Prospectus.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of filing the most recent post-effective amendment thereto, (iii) at the earliest time that Brazil or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (iv) as of the date hereof, Brazil was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that Brazil be considered an “ineligible issuer”.

(e) (i) The Invitation Materials comply and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the United States federal securities laws and the laws of those jurisdictions in which you are authorized to make exchange offers pursuant to this Agreement; and (ii) the Commission de Surveillance du Secteur Financier (CSSF) has approved the Prospectus pursuant to European Union directive 2003/71/EC. The Invitation Materials, including the information incorporated by reference therein, do not contain nor will they contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by you expressly for use in the Prospectus as amended or supplemented with respect to the Invitation.

(f) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of Brazil, otherwise than as set forth in or contemplated in the Registration Statement, the Prospectus and the Time of Sale Information.

(g) Brazil has full power and authority to execute and deliver this Agreement, the Exchange Agency Agreement and all other documents to be executed and delivered by Brazil hereunder and to make and consummate the Invitation, and to perform and observe the provisions of this Agreement, the Exchange Agency Agreement and all other documents to be executed and delivered by Brazil hereunder on its part to be performed or observed.

(h) The execution and delivery of this Agreement, the Exchange Agency Agreement, the Information Agency Agreement and all other documents to be executed and delivered by Brazil hereunder have been duly authorized and have been or will be duly executed and delivered by Brazil; the consummation of the Invitation (including any provisions for payments by Brazil) has been duly authorized by Brazil; this Agreement, the Exchange Agency Agreement and the Information Agency Agreement constitute valid and binding agreements of Brazil enforceable against Brazil in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and additionally subject, as to Section 12 hereof, to any limitations imposed by the securities laws of any applicable jurisdiction; and the statements made in the Prospectus Supplement under the caption “Joint Dealer Managers and Exchange Agent; Plan of Distribution”, insofar as they purport to summarize certain provisions referred to therein of this Agreement, constitute accurate, complete and fair summaries of such provisions.

(i) The 2037 Global Bonds have been duly authorized, and, when executed, authenticated, issued and delivered pursuant to the Invitation Materials and the Fiscal Agency Agreement, dated as of November 1, 1996, as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated as of April 28, 2003, Amendment No. 2 to the Fiscal Agency Agreement, dated as of March 30, 2004, and Amendment No. 3 to the Fiscal Agency Agreement, dated as of June 28, 2004 (the “Fiscal Agency Agreement”), between Brazil and JPMorganChase Bank, N.A., (formerly The Chase Manhattan Bank) as Fiscal Agent (the “Fiscal Agent”), will have been duly executed, authenticated, issued and delivered; and the 2037 Global Bonds, which will be substantially in the form thereof in the Fiscal Agency Agreement filed as an exhibit to the Registration Statement, will constitute valid and legally binding obligations of Brazil entitled to the benefits provided by the Fiscal Agency Agreement. The Fiscal Agency Agreement has been duly authorized, executed and delivered and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the 2037 Global Bonds) conforms, and the 2037 Global Bonds will conform, to the descriptions thereof contained in the Basic Prospectus and the Prospectus Supplement; and the statements made under the captions “Description of the 2037 Global Bonds” in the Prospectus Supplement and “Debt Securities” and “Collective Action Securities” in the Basic Prospectus constitute, insofar as they purport to summarize the terms of the 2037 Global Bonds, accurate, complete and fair summaries of such terms.

(j) All consents, approvals, authorizations, orders, registrations, filings, or qualifications of or with the Brazilian Senate or any court, governmental agency or other regulatory body or instrumentality of Brazil (“Governmental Authority”) required for the issue and sale of the 2037 Global Bonds or the due execution, delivery and performance by Brazil of the transactions contemplated by this Agreement, the Invitation Materials, the Exchange Agency Agreement, the Fiscal Agency Agreement or the 2037 Global Bonds, including without limitation, the payment of interest and principal to the holders of 2037 Global Bonds outside Brazil in accordance with the terms thereof, except (A) the registration under the Act of the 2037 Global Bonds, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the distribution of the 2037 Global Bonds by the Joint Dealer Managers and (C) the completion of the Registration of Financial Transaction (Registro de Operações Financeiras) (“ROF”) with respect to the 2037

Global Bonds and the registration through the ROF with the Central Bank of Brazil of the payment schedule (esquema de pagamentos) for the 2037 Global Bonds, have been obtained and are in full force and effect; and the issue and sale of the 2037 Global Bonds and the consummation by Brazil of the transactions contemplated by this Agreement, the Invitation Materials, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Information Agency Agreement and the 2037 Global Bonds will be in compliance with all laws, decrees and regulations of Brazil or of any Governmental Authority.

(k) The full faith and credit of Brazil has been pledged for the due and punctual payment of amounts due in respect of the 2037 Global Bonds; the 2037 Global Bonds will rank pari passu without any preference one over the other among themselves; and the payment obligations of Brazil under the Global Bonds will at all times rank at least equally with all other external indebtedness of Brazil. For purposes of this paragraph, “external indebtedness” means any indebtedness for money borrowed which is payable by its terms or at the option of its holder in any currency other than the currency of Brazil (other than such indebtedness that is originally issued within Brazil); and “indebtedness” means all unsecured and unsubordinated obligations of Brazil in respect of money borrowed and guarantees given by Brazil in respect of money borrowed by others.

(l) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which Brazil is a party or of which any of its properties is the subject which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Invitation Materials, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Information Agency Agreement or the 2037 Global Bonds or which are otherwise material to the rights of holders of the 2037 Global Bonds; and, to the best of Brazil’s knowledge, no such actions, suits, arbitrations or proceedings have been threatened which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Invitation Material, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Information Agency Agreement or the 2037 Global Bonds or which are otherwise material to the rights of holders of the 2037 Global Bonds.

(m) Brazil is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed, and Brazil has not received any notice of default or acceleration with respect to any obligation in respect of external indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Invitation Materials, the Exchange Agency Agreement, Fiscal Agency Agreement, the Information Agency Agreement or the 2037 Global Bonds or which is otherwise material to the rights of the holders of the 2037 Global Bonds; and the issue and sale of the 2037 Global Bonds and the compliance by Brazil with all of the provisions of this Agreement, the Invitation Materials, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Information Agency Agreement and the 2037 Global Bonds and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of Brazil, as amended to the date hereof, any statutes, laws, decrees or regulations of Brazil or any treaty, convention or material agreement or material instrument to which Brazil is a party which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of Brazil or its ability to perform its obligations under this Agreement, the Invitation Material, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Information Agency Agreement or the 2037 Global Bonds or which is otherwise material to the rights of the holders of the 2037 Global Bonds.

(n) To ensure the legality, validity, enforceability, priority or admissibility in evidence in Brazil of this Agreement, the Invitation Materials, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Information Agency Agreement or the 2037 Global Bonds, it is not necessary that this Agreement, the Invitation Materials, the Exchange Agency Agreement, the Fiscal Agency Agreement , the Information Agency Agreement or the 2037 Global Bonds or any other documents or instruments be registered, recorded or filed with any court or other authority in Brazil (other than the translation and publication thereof in accordance with Section 9(v) hereof and the registration of the payment schedule for the Global Bonds with the Central Bank of Brazil in accordance with Section 9(z) hereof) or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of this Agreement, the Invitation Materials, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Information Agency Agreement or the 2037 Global Bonds, provided that such 2037 Global Bonds are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil.

(o) There is no income, stamp or other tax, levy, impost, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (i) on, by virtue of, or in connection with the execution, delivery or enforcement of this Agreement, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Information Agency Agreement or the 2037 Global Bonds or in connection with the Invitation, or (ii) on any payment to be made by Brazil hereunder or pursuant to the Invitation Materials or under the 2037 Global Bonds, provided that such 2037 Global Bonds are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil.

(p) Neither Brazil nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of Brazil to facilitate the Invitation or the sale or resale of the 2037 Global Bonds; provided, however, that no representation or warranty is made by Brazil with respect to any actions of the Joint Dealer Managers.

(q) This Agreement, the Exchange Agency Agreement, the Fiscal Agency Agent and the 2037 Global Bonds are in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the laws of Brazil.

(r) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Joint Dealer Managers to Brazil or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil to or for the respective accounts of the Joint Dealer Managers of the 2037 Global Bonds issued and sold pursuant to exchange offers submitted by the Joint Dealer Managers or (B) the sale and delivery outside Brazil by the Joint Dealer Managers of the 2037 Global Bonds acquired pursuant to exchange offers submitted by the Joint Dealer Managers to the initial purchasers thereof.

(s) Brazil is not aware that either Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., (“Standard & Poor’s”), or Moody’s Investors Service, Inc. (“Moody’s”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and Brazil has not been informed by either Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities.

(t) The statements with respect to matters of Brazilian law set forth in the Invitation Materials are correct in all material respects.

(u) Brazil has made or will make any arrangements necessary to be made by it to permit payment of cash and settlement to occur through the clearing systems on the Settlement Date in the manner described in the Prospectus.

(v) Brazil will complete the submission to the Central Bank of Brazil of the electronic registration (except for the submission of information with respect to the payment schedule for the 2037 Global Bonds) through the ROF with respect to the external indebtedness evidenced by this Agreement, the Exchange Agency Agreement, the Fiscal Agency Agreement and the 2037 Global Bonds prior to the Settlement Date, will register with the Central Bank of Brazil through the ROF the payment schedule for the 2037 Global Bonds promptly after the Settlement Date, but in no event later than 30 calendar days after the Settlement Date, and will promptly make available to you evidence of such registrations.

(w) Brazil agrees that it will not announce the acceptance of any exchange offer on or prior to the Announcement Date unless each of the conditions set forth in Section 11 hereof to be satisfied on or prior to such date has been satisfied or waived by the Joint Dealer Managers.

(x) Brazil will make generally available to its security holders as soon as practicable but in no event later than 24 months after the effective date of the Registration Statement (as defined in Rule 158(c)), a statement in the English language of the revenues and expenditures of Brazil covering the first full fiscal year of Brazil commencing after the date hereof which will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

(y) During the period beginning from the date hereof and continuing to and including the completion of the distribution of the Global Bonds as notified to Brazil by you (notification to be given as promptly as practicable), Brazil will not offer, sell, contract to sell or otherwise dispose of any debt securities of Brazil or guaranteed by Brazil or of any agency of Brazil that are substantially similar to the Old Bonds or the 2037 Global Bonds, are denominated in U.S. dollars, are to be placed outside Brazil and that mature more than one year after the Settlement Date, without your prior written consent. Brazil will cause the Old Bonds (which are acquired by it pursuant to the Invitation) to be canceled in accordance with their terms.

(z) Promptly after the date hereof, Brazil will take all steps necessary (A) to obtain a sworn translation into the Portuguese language of this Agreement, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Prospectus Supplement and the 2037 Global Bonds and (B) to effect the publication of, and to have published, an extract of this Agreement, the Exchange Agency Agreement, the Fiscal Agency Agreement, the Prospectus Supplement and

the 2037 Global Bonds in Portuguese, complying with all applicable regulations, in the Diário Oficial da União, and within 90 calendar days after the date hereof, deliver to you evidence of such publication.

(aa) Brazil will apply to have the 2037 Global Bonds admitted for trading on the Euro MTF market of the Luxembourg Stock Exchange, and will use its best efforts to cause such application to be approved.

(bb) Brazil will, on the Settlement Date, have sufficient funds available to enable it to make all payments contemplated by the Invitation Materials and this Agreement. Subject to the conditions set forth in the Prospectus Supplement. Brazil agrees to pay promptly, in accordance with the terms and subject to the conditions of the Invitation Materials, the payments referred to in the preceding sentence.

10. Free Writing Prospectuses.

(a) Brazil represents and agrees that it has not made and will not make any offer relating to the Invitation that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without your prior written consent and that Annex IV hereto is a complete list of any Issuer Free Writing Prospectuses for which Brazil has received such consent;

(b) Brazil has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) Brazil agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Brazil will give you prompt notice thereof, and if you so request, will prepare and furnish without charge to each of you an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Brazil by you expressly for use therein.

11. Conditions. Each of the Joint Dealer Managers shall be entitled to withdraw as a Joint Dealer Manager in connection with the Invitation, at any time, if any of the conditions set forth in this Section 11 is not met, and obligations of the Joint Dealer Managers hereunder shall at all times be subject, in their discretion, to the conditions that:

(a) All representations and warranties and other statements of Brazil contained herein are now, and on the Announcement Date and at all times during the Invitation and until settlement of the issuance of the Global Bonds pursuant to the Invitation on the Settlement Date, will be, true and correct in all material respects (except for those representations, warranties and statements which are by their terms subject to materiality, in which case such representations, warranties or statements shall be true and correct in accordance with their terms).

(b) Brazil at all times during the Invitation shall have performed all of its obligations hereunder theretofore required to have been performed.

(c) The Prospectus, as amended or supplemented with respect to the Invitation shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(d) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for the purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and any Issuer Free Writing Prospectus contemplated by Section 10 hereof, and any other material required to be filed by Brazil pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(d) On the date hereof (“Commencement Date”) and the Announcement Date, Sullivan & Cromwell LLP, your United States counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Fiscal Agency Agreement and the 2037 Global Bonds, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinions, Sullivan & Cromwell LLP may assume all matters of Brazilian law covered by the opinions referred to in Section 10(e) hereof;

(e) On the Commencement Date and the Announcement Date, Pinheiro Neto Advogados, your special Brazilian counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of this Agreement, the Fiscal Agency Agreement and the 2037 Global Bonds, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may assume all matters of United States Federal and New York law covered by the opinions referred to in Section 10(d) hereof;

(f) On the Commencement Date and the Announcement Date, Dr. Luis Inácio Lucena Adams, Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury), or another duly authorized attorney of the Office of the Attorney General of the National Treasury, shall have furnished to you his or her written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex I hereto. In rendering such opinion, such counsel may state that his or her opinion is limited to matters of Brazilian law and that as to all matters of United States Federal and New York law, counsel may rely upon the opinion referred to in paragraph (g) of this Section 11;

(g) On the Commencement Date and the Announcement Date, Arnold & Porter LLP, United States counsel for Brazil, shall have furnished to you their written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex II attached hereto. In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely upon the opinion of Dr. Luis Inácio Lucena Adams, Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury), or another duly authorized attorney of the Office of the Attorney General of the National Treasury, referred to in paragraph (f);

(h) Brazil shall have furnished to you, on the Commencement Date and the Announcement Date, a certificate in English, dated the respective date of delivery thereof, of the Minister of Finance or Dr. Luis Inácio Lucena Adams, Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury), or a duly authorized attorney of the Office of the Attorney General of the National Treasury, in which such official shall state that, to the best of his or her knowledge after reasonable investigation: (i) the representations and warranties of Brazil in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date), (ii) Brazil has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate, and (iii) no proceeding has been initiated, or to the best of his or her knowledge, threatened to restrain or enjoin the making of the Invitation; or the issuance or delivery of the 2037 Global Bonds pursuant to the Invitation Materials or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Invitation will be effected or the 2037 Global Bonds will be issued pursuant thereto or to question the validity of the Invitation or the 2037 Global Bonds and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in relevant part;

(i) Since the respective dates as of which information is given in the Prospectus (as amended or supplemented on each of the Commencement Date and on or prior to the Announcement Date, respectively) there shall not have been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, fiscal or political condition of Brazil, in Brazilian currency exchange rates or exchange controls, or in Brazilian taxation affecting the 2037 Global Bonds, otherwise than as set forth in or contemplated in the Prospectus (as amended or supplemented on each of the Commencement Date and on or prior to the Announcement Date, respectively) and the Time of Sale Information, the effect of which, in any such case, is in your judgment such as to make it impracticable or inadvisable to proceed with the Invitation or the delivery of the 2037 Global Bonds or exchange of the Old Bonds on the terms and in the manner contemplated by the Prospectus as amended or supplemented;

(j) Subsequent to the execution and delivery of this Agreement and on or prior to the Announcement Date there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, on the London Stock Exchange or on the Luxembourg Stock Exchange; (ii) trading of any securities of Brazil shall have been formally suspended or limited on any international exchange; (iii) a general moratorium on commercial banking activities in New York, London or Brazil declared by either United States or New York State authorities or authorities of London or Brazil, respectively, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Brazil; (iv) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Brazil or the declaration by the United States, the United Kingdom or Brazil of a national emergency or war, if the effect of any such event specified in clauses (i), (ii), (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the Invitation or the delivery of the 2037 Global Bonds on the terms and in the manner contemplated in the Prospectus Supplement (as amended or supplemented on each of the Commencement Date and Settlement Date, respectively); or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Brazil or elsewhere which, in your judgment would materially and adversely affect the international financial markets or the market for the 2037 Global Bonds;

(k) On or after the date hereof and on or prior to the Announcement Date (i) no downgrading shall have occurred in the rating accorded Brazil’s debt securities by Standard & Poor’s or Moody’s; (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; (iii) Brazil will not have been aware that either Standard & Poor’s or Moody’s has announced that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and (iv) neither Brazil nor the Central Bank of Brazil will have been informed by Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities;

(l) The Minister of Finance, Dr. Luis Inácio Lucena Adams, Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury), or a duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance, shall have furnished to you on the Commencement Date and the Announcement Date a certificate in English, dated the date of delivery, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by Brazil did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; that, as of the date of the Prospectus Supplement, the Prospectus and any further amendment or supplement thereto made by Brazil did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that, as of the Time of Sale, the Time of Sale Information and any further amendment or supplement thereto made by Brazil did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that all statistical information in the Registration Statement, the Prospectus and the Time of Sale Information and any further amendment or supplement thereto is presented on a basis consistent with public official documents of Brazil; and that, as of the date of such certificate neither the Prospectus nor the Time of Sale Information nor any further amendment or supplement thereto made by Brazil contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement, the Prospectus or the Time of Sale Information or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Brazil in writing by you expressly for use in the Registration Statement, the Prospectus or the Time of Sale Information or any amendment or supplement thereto.

(m) Brazil shall have furnished to you on each of the Commencement Date and the Announcement Date such further information, certificates and documents as you may reasonably request.

12. Indemnification and Contribution.

(a) Brazil agrees (i) to indemnify and hold each of you, and any of your affiliates, partners, officers, directors, agents, employees and controlling persons and any of their affiliates, harmless against any loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) (A) which arises out of or is based upon any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus and any other Invitation Materials or any amendment or supplement to any of the foregoing, or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or which arises out of or is based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that Brazil shall not be liable in any such case to the extent that any such loss, claim, damage, reasonable and documented expense, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus and any other Invitation Materials or any such amendment or supplement in reliance upon and in conformity with written information furnished to Brazil by the Joint Dealer Managers expressly for use therein; or (B) which arises out of or is based upon any breach by Brazil of any representation, warranty, covenant or failure to comply with any agreement set forth herein; or (C) which arises out of or is based upon a withdrawal, rescission, termination or modification of or a failure by Brazil to make or consummate the Invitation; and (ii) to indemnify and hold each of you, and any of your affiliates, partners, officers, directors, agents, employees and controlling persons and any of their affiliates, harmless against any other loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) which otherwise arises out of or is based upon or asserted against you in connection with your acting as a Joint Dealer Manager in connection with the Invitation, or rendering any financial advisory services to Brazil in connection with the Invitation or that arise in connection with any other matter referred to in this Agreement, except to the extent that any such loss, damage, expense, liability or claim referred to in clause (ii) of this subsection (a) results from your gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement. Brazil also agrees to indemnify and hold each of you, and any of your affiliates, partners, officers, directors, agents, employees and controlling persons and any of their affiliates, harmless against and to promptly reimburse each of you for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by each of you, and any of your affiliates, partners, officers, directors, agents, employees and controlling persons and any of their affiliates, in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof) within a reasonable time after such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to Brazil whether or not resulting in any liability, and any amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever as set forth herein if such settlement is effected with the written consent of Brazil. Brazil also agrees that, except as provided in Section 12(b) hereof, neither you nor any of your affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any), as the case may be, of you or any of your affiliates, shall have any liability, in tort or contract or otherwise, to Brazil or any person asserting a claim on behalf of or in the right of Brazil, in each case for or in connection with any matter referred to in this Agreement, except to the extent that any loss, damage, expense, liability or claim incurred by Brazil results from your gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement;

(b) Each of you severally and not jointly will indemnify and hold harmless Brazil and each of its officials, including its authorized representative in the United States, who may be held responsible by law for the Registration Statement, against any loss, claim, damage, reasonable and documented expense or liability to which Brazil may become subject, under the Act or otherwise, (i) insofar as such loss, claim, damage, reasonable and documented expense or liability (or action in respect thereof) arises out of or is based upon an untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus and any other Invitation Materials or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or the Invitation Materials or any such amendment or supplement in reliance upon and in conformity with written information furnished to Brazil by the Joint Dealer Managers expressly for use therein, and (ii) which arise out of or are based upon any breach by you of any representation or warranty or failure to comply with any agreements set forth herein; and will reimburse Brazil for any legal or other reasonable and documented expenses reasonably incurred by Brazil in connection with investigating or defending any such action within a reasonable time after such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to you;

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to defend effectively against such action. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) in the indemnified party’s reasonable judgment the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld or delayed) effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder;

(d) If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative economic benefits received by the indemnifying party on the one hand and the indemnified party on the other from the Invitation. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Brazil on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of Brazil on the one hand and you on the other shall be deemed to be in the same proportion as the aggregate principal amount of the 2037 Global Bonds issued by Brazil pursuant to the Invitation bears to the maximum aggregate fee to be paid to you pursuant to Section 6 of this Agreement as a result of the Invitation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Brazil on the one hand or you on the other and Brazil’s or your relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Brazil and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Joint Dealer Manager shall be required to make any contribution payments in excess of the amount by which the issue price for the 2037 Global Bonds for which such Joint Dealer Manager solicited exchange offers that were accepted by Brazil exceeds the amount of any damages which such Joint Dealer Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Your obligations in this subsection (d) to contribute are several in proportion to your respective obligations hereunder and not joint.

(e) The obligations of Brazil under this Section 12 shall be in addition to any liability which Brazil may otherwise have, shall extend, upon the same terms and conditions, to the affiliates, partners, directors, agents, employees and controlling persons (if any), as the case may be, of each indemnifying party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Brazil, you, any such affiliate and any such person; and your obligations under this Section 12 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each person who signs the Registration Statement on behalf of Brazil.

13. Termination and Survival of Certain Provisions.

(a) This Agreement may be terminated (a) by you (i) upon a withdrawal by you as Joint Dealer Managers under the terms hereof or (ii) if Brazil determines to terminate or withdraw the Invitation prior to consummation thereof, or (b) by Brazil if it determines or acts to terminate or withdraw the Invitation prior to consummation thereof;

(b) The agreements contained in Sections 7, 12, 14 and 15, the agreements contained in Section 6 hereof (to the extent the transactions contemplated hereby have been consummated) and the representations and warranties of Brazil set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Invitation or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any indemnified party, and (c) the completion of your services hereunder.

14. Arbitration.

(a) If any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof (a “Dispute”) (other than a Dispute which is made the subject of a suit, action or proceeding brought against Brazil in a competent court in Brazil) shall arise between the Joint Dealer Managers, on the one hand, and Brazil, on the other, the Joint Dealer Managers or Brazil, as the case may be (the “Referring Party”), shall by written notice (the “Referral Notice”) to Brazil or the Joint Dealer Managers, as the case may be (the “Other Party”), refer such Dispute to arbitration and the Other Party shall upon receipt of the Referral Notice be obligated to refer such Dispute to arbitral proceedings as set forth herein. The Referral Notice shall describe the nature of such dispute, difference or question and request the formation of an arbitral tribunal. Any Dispute shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) in effect on the date of this Agreement (the “UNCITRAL Arbitration Rules”). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (A) the Referring Party and the Other Party shall each appoint one arbitrator (such appointment to be made within 30 calendar days of receipt of the Referral Notice), (B) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (C) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. Such arbitral proceedings shall take place in New York, New York and the language of such proceedings shall be English. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative support for the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make such decisions entirely on the basis of the substantive law governing this Agreement and not on the basis of the principle of ex aequo et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law, and Brazil hereby agrees that a court judgment may be entered thereon by the United States District Court of the Southern District of New York. Brazil agrees that in any such arbitration and in any legal proceedings for the recognition of an award rendered in an arbitration conducted pursuant to this Section 14, including any proceeding required for the purposes of converting an arbitral award into a judgment, it will not raise any defense which it could not raise but for the fact that it is a sovereign state. Brazil hereby irrevocably consents to the jurisdiction of the United States District Court of the Southern District of New York (the “New York Court”) for the limited purpose of judicial recognition of such an arbitral award rendered against Brazil in New York, New York;

(b) For the sole purpose of receiving service of process or other legal summons in connection with obtaining any judicial acceptance of any such arbitral award in the New York Court, Brazil hereby represents and warrants that any such process or summons may be served upon it, pursuant to Article 35, section I of Supplementary Law No. 73 of February 10, 1993, by delivery to the Attorney General of Brazil (Advogado-Geral da União), Palácio do Planalto, Esplanada dos Ministérios, Anexo 1, Brasília-DF, Brazil, as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served, of letters rogatory or by any other means permissible under the laws of the State of New York and Brazil. Brazil hereby irrevocably waives any immunity to service of process or other legal summons effected in accordance with this subsection in respect of any action to obtain such judicial acceptance;

(c) Brazil hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitration decision in respect of any suit, action, proceeding or any other matter arising out of or relating to its obligations under this Agreement or the transactions contemplated hereby, and to the extent that Brazil is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil, it does hereby and will irrevocably and unconditionally agree not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby;

(d) Any action arising out of or based on this Agreement may be instituted by the Joint Dealer Managers in any competent court in Brazil. Brazil hereby agrees that the Joint Dealer Managers shall have the right, exercisable at their sole discretion, to institute legal proceedings against Brazil through the proceedings contemplated in Articles 730 et seq. of the Brazilian Code of Civil Procedure. Brazil hereby waives irrevocably any immunity from jurisdiction or execution to which it might otherwise be entitled (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) in any action arising out of or based on this Agreement which may be instituted by the Joint Dealer Managers in any competent court in Brazil; and

(e) No arbitral proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

15. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, Brazil will indemnify each Joint Dealer Manager against any loss incurred by such Joint Dealer Manager as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (B) the rate of exchange at which a Joint Dealer Manager is able to purchase United States dollars with the amount of Judgment Currency actually received by such Joint Dealer Manager on the business day following the receipt of payment on such judgment or order. The foregoing indemnity shall constitute a separate and independent obligation of Brazil and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16. Severability; Time of Essence.

(a) If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Invitation and the agreements contained herein are not affected in any manner adverse to any party.

(b) Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon Brazil, you and the other indemnified parties, and each of your and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law, except that authorization and execution of this Agreement by Brazil will be governed by the laws of Brazil.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and may not be modified or amended except in writing executed by the parties hereto.

21. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:

(a)	If to you:

Citigroup Global Markets Inc.

388 Greenwich St.

New York, New York 10013

Attn: Debt Capital Markets

Facsimile: (212) 723-8658

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attn: Debt Capital Markets

Facsimile: (212) 797-5158

(b)	If to Brazil:

Procuradoria-Geral da Fazenda Nacional

Ministério da Fazenda

Esplanada dos Ministérios

Bloco P, 8º Andar

70048-900, Brasília-DF, Brasil

Facsimile: (5561) 3412-1740

Attn: Procurador-Geral da Fazenda Nacional

with a copy to:

Secretaria do Tesouro Nacional

Ministério da Fazenda

Esplanada dos Ministérios

Bloco P - Anexo A - Sala 105

70048-900, Brasília-DF, Brasil

Facsimile: (5561) 3412-1534

Please indicate your willingness to act as Joint Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

THE FEDERATIVE REPUBLIC OF BRAZIL

By:	/s/ Roberto Abdenur
Name: Roberto Abdenur
Title: Ambassador of Brazil to the United States of America

Accepted as of the date

first set forth above:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Andrea Menez
Name: Andrea Menez
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Douglas Chen
Name: Douglas Chen
Title: Director

By:	/s/ Roy Ellis
Name: Roy Ellis
Title: Director

DISTRICT OF COLOMBIA	)

		:	ss.:

)

On the 26th day of July, in the year 2006, before me, the undersigned a Notary Public in and for said State, personally appeared Roberto Abdenur, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Sandra J. Tartisel
Notary Public

State of New York	)

		:	ss.:

County of New York	)

On the ____ day of _____________, in the year 2006, before me, the undersigned a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Scott Schundler
Notary Public

State of New York	)

		:	ss.:

County of New York	)

On the ____ day of _____________, in the year 2006, before me, the undersigned a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Scott Schundler
Notary Public

Schedule I

Expense Allocation for the Invitation

(Pursuant to Section 7 of the Dealer Managers Agreement)

Category of Expense	Joint Dealer Managers’ Share	Brazil’s Share
Fees and Disbursements of Joint Dealer Managers’ Counsel (a)	100%
Fees and Disbursements of Brazil’s Counsel(b)		100%
Brazil Roadshow Expenses		100%
Joint Dealer Managers’ Roadshow Expenses and Investor Functions	100%
Luxembourg Listing and CSSF Approval Fees	100%
Fiscal and Paying Agents		100%
Exchange Agent and Clearing Systems		100%
Luxembourg Exchange Agent		100%
Information Agent		100%
Luxembourg Listing Agent	100%
Announcement Tombstones and Advertisements (Placed at Launch)	100%
Printing/Mailing of Invitation Materials	100%
Jurisdictional Analysis and Related Memorandum (including fees and disbursements of Brazil’s and/or Joint Dealer Managers’ counsel in each jurisdiction)	100%
NASD and Blue Sky Fees (including fees and disbursements of Brazil’s and/or Joint Dealer Managers’ counsel)		100%
SEC Filing and Listing Fees		100%

(a)	Includes fees and disbursements of Sullivan & Cromwell LLP, as Joint Dealer Managers’ United States counsel, and any other United States or foreign counsel retained by the Joint Dealer Managers in connection with the transaction. The allocation of expenses related to the Joint Dealer Managers’ counsel is based on the assumption that the Joint Dealer Managers will bear all fees and disbursements incurred in connection with the investigation of all jurisdictional issues relating to the offering as noted above in the category “Jurisdictional Analysis and Related Memorandum” and any filing fees in other jurisdictions and any filing fees incurred in connection with obtaining approval from the CSSF as to compliance with European Prospectus Directive public offer requirements.

(b)	Includes fees and disbursements of Arnold & Porter LLP, as Brazil’s United States counsel, and any other United States or foreign counsel retained by Brazil in connection with the transaction.

Annex I

Capitalized terms used in this Annex I and not defined herein shall have the meanings ascribed thereto in the Dealer Managers Agreement to which this Annex I is appended.

OPINION OF DR. LUIS INÁCIO LUCENA ADAMS

(i) The Dealer Managers Agreement has been duly authorized, executed and delivered by Brazil; the making of the Invitation has been duly authorized by Brazil; and the Dealer Managers Agreement constitutes the valid and legally binding agreement of Brazil enforceable against Brazil in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) The 2037 Global Bonds have been duly authorized by Brazil, and, when executed, authenticated, issued and delivered pursuant to the Invitation Materials and the Fiscal Agency Agreement, will have been duly and validly executed, issued and delivered by Brazil, and the 2037 Global Bonds will constitute valid and legally binding obligations of Brazil enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) The Fiscal Agency Agreement, the Exchange Agency Agreement and the Information Agency Agreement have been duly authorized, executed and delivered by Brazil and, assuming due authorization, execution and delivery thereof by the other parties thereto, as applicable, constitute valid and legally binding agreements of Brazil enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) Neither the execution and delivery of the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement or the 2037 Global Bonds, nor the consummation of the Invitation and the transactions therein contemplated, nor compliance with the terms and provisions thereof, including performance of each of the obligations contained therein (A) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Brazil is a party, (B) will conflict with, violate or result in a breach of, the Constitution of Brazil as amended to the date hereof or as currently proposed to be amended by any currently pending resolution of the Brazilian National Congress (i.e., a resolution that initially has been voted upon and approved by both houses of Congress), or any statutes, laws, decrees or regulations of Brazil, (C) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention or agreement to which Brazil is a party or constitute a default thereunder or (D) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Brazil under any such treaty, convention, or agreement, which, in the case of Clause (A), (B), (C), or (D), could have a material adverse effect on the financial, economic or fiscal condition of Brazil or affect the validity or enforceability of the 2037 Global Bonds.

(v) The Registration Statement and the Prospectus and their filing with the Commission have been duly authorized by and on behalf of Brazil, and the Registration Statement has been duly executed by and on behalf of Brazil; Roberto Abdenur has been duly appointed as the Authorized Representative of Brazil in connection with the Registration Statement; the information in the Registration Statement and the Prospectus stated on the authority of public officials of Brazil has been stated in their official capacities thereunto duly authorized by Brazil; statements with respect to matters of Brazilian law set forth in the Registration Statement, in the Basic Prospectus under the caption entitled “Arbitration and Enforceability” are true and correct in all material respects.

(vi) All Brazilian Governmental Authorizations of or with any Brazilian Government Agency required by Brazil for the execution and delivery of the Dealer Managers Agreement, the Exchange Agency Agreement, and the Fiscal Agency Agreement and for the execution, issuance, sale and delivery of the 2037 Global Bonds, and the consummation by Brazil of the transactions contemplated by the Invitation Materials, the Dealer Managers Agreement, the Exchange Agency Agreement, the Fiscal Agency Agreement or the 2037 Global Bonds (which shall be specified in such opinion) have been obtained are in full force and effect, except for the completion of the registration through the Registration of Financial Transactions (Registro de Operações Financeiras) (“ROF”) for the making of payment outside Brazil in currencies other than the Real, of the principal, interest and fees payable under the 2037 Global Bonds and the registration through the ROF with the Central Bank of Brazil of the payment schedule (esquema de pagamentos) for the 2037 Global Bonds.

(vii) Under the laws of Brazil, neither Brazil nor any of its property has any immunity from the jurisdiction of any Brazilian court or from the execution of any judgment in Brazil (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) or from enforcement therein of any arbitration award on the grounds of sovereignty or otherwise; the execution of an arbitral award, as well as the execution of any judgment, against Brazil in Brazil are only available in accordance with the procedures set forth in Article 730 et seq. of the Brazilian Civil Procedure Code.

(viii) (A) The agreement of the parties to the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement and the 2037 Global Bonds that these agreements shall be governed by, and construed in accordance with, the laws of the State of New York would be recognized and effective in the courts of Brazil in any action or proceeding involving Brazil arising out of or relating to the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement or the 2037 Global Bonds, if giving effect to such law would not be against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657. In light of, among other things, the contents of Articles 9 and 17 of Decree Law No. 4,657, such counsel has no reason to believe that giving effect to the laws of the State of New York governing the obligations of Brazil under the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement and the 2037 Global Bonds would be against Brazilian public policy. (B) (i) The submission of Brazil pursuant to Section 14 of the Dealer Managers Agreement, Section 14 of the Exchange Agency Agreement, Section 14 of the Fiscal Agency Agreement, the Information Agency Agreement and

2

the 2037 Global Bonds to arbitral proceedings in New York, New York, (ii) the agreement by Brazil under Section 14 of the Dealer Managers Agreement, Section 14 of the Exchange Agency Agreement, Section 14 of the Fiscal Agency Agreement and the 2037 Global Bonds that any judicial proceedings for the recognition of an award rendered in an arbitration, including any proceeding required for the purposes of converting an arbitral award obtained in New York into a judgment, be heard in the United States District Court for the Southern District of New York and Brazil’s submission to the exclusive jurisdiction of such court for the sole and limited purpose of such a proceeding and (iii) the appointment of the Authorized Agent (as defined in the Dealer Managers Agreement, in the Exchange Agency Agreement, in the Fiscal Agency Agreement and in the 2037 Global Bonds) as its authorized agent for the purposes described in Section 14 of the Dealer Managers Agreement, in Section 14 of the Exchange Agency Agreement, in Section 14 of the Fiscal Agency Agreement and in the 2037 Global Bonds are each valid and legally binding on Brazil. (C) Any award of an arbitral tribunal under or pursuant to the provisions of Section 14 of the Dealer Managers Agreement, Section 14 of the Exchange Agency Agreement, Section 14 of the Fiscal Agency Agreement, the Information Agency Agreement, and the 2037 Global Bonds which conforms with Brazilian public policy and law will be enforceable against Brazil in the Federal courts of Brazil without reexamination of the merits if such Award is ratified by the Brazilian Superior Court of Justice. Such ratification can be obtained if such Award (i) fulfills all formalities required for the enforceability thereof under the laws of the country where the same was granted; (ii) was issued by a competent arbitral tribunal after service of such process upon the parties to the action as is required by applicable laws; (iii) is not subject to appeal; (iv) was authenticated by a Brazilian consulate in the country where the same was issued; and (v) is not against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657. Furthermore, counsel will have assumed that the language of Section 14 of the Dealer Managers Agreement, in Section 14 of the Exchange Agency Agreement, Section 14 of the Fiscal Agency Agreement, the Information Agency Agreement and the 2037 Global Bonds does not constitute, under the law of the State of New York or the Federal law of the United States, a contractual consent by Brazil to the jurisdiction of any court outside Brazil except to the extent necessary to obtain judicial recognition of the arbitral Award, including any proceeding required for the purposes of converting an arbitral Award into a judgment. (D) Service of process effected in the manner set forth in Section 14 of the Dealer Managers Agreement, in Section 14 of the Exchange Agency Agreement, the Fiscal Agency Agreement and in the 2037 Global Bonds will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over Brazil to the extent of any action referred to therein. Any judgment obtained in the United States District Court for the Southern District of New York issued in a proceeding for the recognition of an award rendered in an arbitration undertaken pursuant to Section 14 of the Dealer Managers Agreement, Section 14 of the Exchange Agency Agreement, Section 14 of the Fiscal Agency Agreement, the Information Agency Agreement and the 2037 Global Bonds, including any proceeding for the conversion of an arbitral award obtained in New York into a judgment, would be enforceable against Brazil in the courts of Brazil, subject to the limitation described in clause (vii) above.

(ix) To ensure the legality, validity, enforceability or admissibility in evidence of the Dealer Managers Agreement, the Invitation Materials, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement or the 2037 Global Bonds, it is not necessary that the Dealer Managers Agreement, the Invitation Materials, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement or the 2037 Global Bonds or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Brazil (other than the translation and publication

3

thereof), or that any registration charge or stamp or similar tax be paid on or in respect of the Dealer Managers Agreement, the Invitation Materials, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement or the 2037 Global Bonds, or any other document, provided that the registration through the ROF with the Central Bank of Brazil must be completed.

(x) There is no tax, levy, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (A) on or by virtue of the execution, delivery, recognition or enforcement of the Dealer Managers Agreement, the Invitation Materials, the Exchange Agency Agreement, the Fiscal Agency Agreement, or the 2037 Global Bonds or in connection with the Invitation or (B) on any payment of principal or interest to be made by Brazil thereunder or pursuant to the Invitation or under the 2037 Global Bonds, provided that such 2037 Global Bonds are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil.

(xi) The statements in the Prospectus Supplement under the caption “Taxation—Brazilian Taxation” and in the Basic Prospectus under the caption “Debt Securities—Tax Withholding; Payment of Additional Amounts” fairly summarize the provisions of Brazilian tax law described therein.

(xii) Other than as set forth in the Prospectus, to the best of such counsel’s knowledge after due inquiry, there are no legal or governmental proceedings or arbitrations pending to which Brazil is a party which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on Brazil’s financial, economic or fiscal condition or its ability to perform its obligations under the Dealer Managers Agreement, the Invitation Materials, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement or the 2037 Global Bonds; and, to the best of such counsel’s knowledge after due inquiry, no such proceedings are threatened.

(xiii) The Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement and the 2037 Global Bonds are in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the law of Brazil.

(xiv) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, or other taxes are payable by or on behalf of the Joint Dealer Managers to Brazil or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil to or for the respective accounts of the Joint Dealer Managers of the 2037 Global Bonds issued and sold pursuant to exchange offers submitted by the Joint Dealer Managers or under the Joint Dealer Manager Agreement or (B) the sale and delivery outside Brazil by the Joint Dealer Managers of the 2037 Global Bonds acquired pursuant to exchange offers submitted by the Joint Dealer Managers to the initial purchasers thereof in the manner contemplated by the Invitation Materials.

(xv) Under the laws of Brazil, pursuant to Senate Resolutions No. 96 of 1989 and No. 82 of 1990, as amended, any agreement related to the incurrence of external indebtedness to which Brazil is a party must provide that arbitration be the sole and exclusive remedy for the parties to such agreement for any dispute, controversy or claim brought outside of Brazil for the enforcement of such agreement against Brazil; Brazil is prohibited from submitting to the

4

jurisdiction of a foreign court for the purpose of an adjudication on the merits; and each of the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency agreement, the Fiscal Agency Agreement and the 2037 Global Bonds would not be a valid and legally binding agreement of Brazil if it were not to provide that all parties to the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement and the 2037 Global Bonds, as the case may be, shall submit any dispute, controversy or claim brought outside of Brazil to arbitration.

In addition to the foregoing, such counsel will confirm that the Registration Statement, and the Prospectus have been prepared by appropriate representatives of Brazil and its instrumentalities, including representatives of the Ministry of Finance, and representatives of the Procuradoria-Geral da Fazenda Nacional (Office of the Attorney General of the National Treasury)—(“PGFN”) have participated in discussions regarding the Registration Statement, and the Prospectus [and the Time of Sale Information,]1 as then amended or supplemented, with such representatives, U.S. counsel for Brazil, the representatives of the Joint Dealer Managers and their Brazilian and U.S. counsels. Under the direction of the Procurador-Geral da Fazenda (Attorney General of the National Treasury), PGFN has been apprised of and has reviewed the disclosure requirements under applicable United States securities laws and regulations and has reviewed the Registration Statement and the Prospectus [and the Time of Sale Information]2. Based on such discussions and review, and without independent investigation or verification of the correctness or completeness of the information included in the Registration Statement and the Prospectus [and the Time of Sale Information]3, such counsel will advise the Joint Dealer Managers, on behalf of PGFN, that, subject to the limitations described below, nothing has come to PGFN’s attention which has caused it to believe that any part of the Registration Statement, when such part became effective, contained, and at the date of such opinion, contains, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, the Prospectus or any further amendment or supplement thereto, as of the date of the Prospectus Supplement or any further amendment or supplement thereto, [or the Time of Sale Information, as of the Time of Sale,]4 contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date of the opinion, the Prospectus, or any further amendment or supplement thereto made by Brazil prior to the date of the opinion contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that the PGFN is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent expressly set forth in clauses (v) and (xi) above), that such counsel makes no representation that PGFN has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid) and that such counsel does not express any opinion or belief as to the financial or statistical data contained in the Registration Statement or the Prospectus.

[1]	For inclusion only in opinion delivered on the Announcement Date.

[2]	For inclusion only in opinion delivered on the Announcement Date.

[3]	For inclusion only in opinion delivered on the Announcement Date.

[4]	For inclusion only in opinion delivered on the Announcement Date.

5

Annex II

Capitalized terms used in this Annex II and not defined herein shall have the meanings ascribed thereto in the Dealer Managers Agreement to which this Annex II is appended.

OPINION OF ARNOLD & PORTER LLP

(i) Assuming that the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by Brazil and by the other parties thereto, the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement and the Fiscal Agency Agreement each constitutes a valid and legally binding agreement of Brazil, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(ii) Assuming that the 2037 Global Bonds have been duly authorized, executed, issued and delivered under Brazilian law and authenticated by the Fiscal Agent, such 2037 Global Bonds constitute valid and legally binding obligations of Brazil entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(iii) No consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental agency or body is required, for the execution and delivery of the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement or the Fiscal Agency Agreement, for the issue and sale of the 2037 Global Bonds or for the performance by Brazil of the transactions contemplated by the Invitation, the Dealer Managers Agreement, the Exchange Agency Agreement, the Information Agency Agreement, the Fiscal Agency Agreement or the 2037 Global Bonds, except such as have been obtained under the Act and such consents, approvals, authorizations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the 2037 Global Bonds.

(iv) Under the laws of the State of New York, assuming Brazil has duly authorized, executed and delivered the Dealer Managers Agreement under Brazilian law, (A) the submission of Brazil pursuant to Section 14 of the Dealer Managers Agreement, Section 14 of the Exchange Agency Agreement, Section 14 of the Fiscal Agency Agreement, the Information Agency Agreement and the 2037 Global Bonds to arbitral proceedings in New York, New York, (B) the agreement by Brazil pursuant to Section 14 of the Dealer Managers Agreement, Section 14 of the Exchange Agency Agreement, Section 14 of the Fiscal Agency Agreement and the 2037 Global Bonds to submit to the personal jurisdiction of the United States District Court for the Southern District of New York in judicial proceedings for the recognition of an award rendered in an arbitration proceeding, including any action to convert an arbitral Award into a judgment and (C)

the appointment of the Authorized Agent (as defined therein) as its authorized agent for the purposes described in Section 14 of the Dealer Managers Agreement, Section 14 of the Exchange Agency Agreement, Section 14 of the Fiscal Agency Agreement and the 2037 Global Bonds are each valid and legally binding on Brazil; any service of process effected on such agent in the manner set forth in Section 14 of the Dealer Managers Agreement, Section 14 of the Exchange Agency Agreement, Section 14 of the Fiscal Agency Agreement and the 2037 Global Bonds will be effective to confer valid personal jurisdiction over Brazil to the extent of any action referred to therein, subject to the limitations of the Foreign Sovereign Immunities Act of 1976, as amended.

(v) The statements set forth in the Prospectus Supplement under the caption “Taxation—United States Federal Income and Estate Taxation” insofar as such statements purport to describe the principal federal income tax consequences of a purchase of the 2037 Global Bonds or participation in the Invitation constitute fair summaries of such consequences.

(vi) The Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose instituted or threatened by the Commission.

(vii) The statements set forth in the Prospectus Supplement under the caption “Description of the 2037 Global Bonds” and in the Basic Prospectus under the captions “Debt Securities” and “Collective Action Securities”, insofar as they purport to constitute a summary of certain provisions of the 2037 Global Bonds and the Fiscal Agency Agreement, provide a fair summary of such provisions.

In addition, Arnold & Porter shall have furnished to the Joint Dealer Managers a letter confirming that as United States counsel to Brazil, such counsel reviewed the Registration Statement and the Prospectus [and the Time of Sale Information]5, as then amended or supplemented, participated in discussions with representatives of the Joint Dealer Managers and those of Brazil and its Brazilian counsel, and advised Brazil as to the requirements of the Act and the applicable rules and regulations thereunder; confirming that on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Act, in their opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, the Prospectus Supplement and any further amendment or supplement thereto, as of the date of the Prospectus Supplement or any further amendment or supplement thereto, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus or the Prospectus Supplement or any amendment or supplement thereto, as of the date of the Prospectus Supplement or any further amendment or supplement thereto, [or the Time of Sale Information, as of the Time of Sale,]6 contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make

[5]	For inclusion only in opinion delivered on the Announcement Date.

[6]	For inclusion only in opinion delivered on the Announcement Date.

2

the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused them to believe that the Prospectus, as then amended or supplemented, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except to the extent of the opinion separately rendered by such counsel with respect to statements made under the captions “Description of the 2037 Global Bonds” in the Prospectus Supplement and “Debt Securities” and “Collective Action Securities” in the Basic Prospectus, in each case as then amended or supplemented, insofar as they purport to summarize provisions of documents therein described; that such counsel do not express any opinion or belief as to the financial statements and related schedules or other financial or statistical data or information; that such counsel do not express an opinion or belief as to the laws of Brazil or as to information supplied by or on behalf of the Joint Dealer Managers; and that their letter is furnished as United States counsel for Brazil to the Joint Dealer Managers and is solely for the benefit of the Joint Dealer Managers.

3

Annex III

List of Jurisdictions

(Pursuant to Section 4(d) of the Dealer Managers Agreement)

Argentina

Austria

Bahamas

Belgium

Brazil

Canada (Ontario/Quebec only)

Cayman Islands

France

Germany

Hong Kong

Ireland

Italy

Japan

Luxembourg

Netherlands

Portugal

Spain

Singapore

Switzerland

The United Kingdom

Annex IV

1.	Luxembourg announcement, dated July 27, 2006.

2.	Press release, dated July 27, 2006.